EXHIBIT d.(xix)

          Form of Amendment Number 7 to Investment Management Agreement

                              AMENDMENT NUMBER 7 TO
                         INVESTMENT MANAGEMENT AGREEMENT

         Pursuant to the Investment Management Agreement between Hartford Investment Financial Services, LLC (formerly known as Hartford Investment Financial Services Company) and The Hartford Mutual Funds, Inc. (formerly known as ITT Hartford Mutual Funds, Inc.) dated March 3, 1997, as amended (the "Agreement"), The Hartford Income Fund, The Hartford Short Maturity Fund, The Hartford Inflation Plus Fund, The Hartford Tax-Free California Fund and The Hartford Tax-Free New York Fund are hereby included in the definition of Portfolio. All provisions of the Agreement shall apply to the management of The Hartford Income Fund, The Hartford Short Maturity Fund, The Hartford Inflation Plus Fund, The Hartford Tax-Free California Fund and The Hartford Tax-Free New York Fund except as stated below.

         The advisory fee for the five new portfolios shall be accrued daily and paid monthly, based upon the following annual rates and upon the calculated daily net asset value of the Fund:

         The Hartford Income Fund and The Hartford Inflation Plus Fund:

         Net Asset Value            Annual Rate
         ---------------            -----------
         First $500 million         0.60%
         Over $500 million          0.55%

         The Hartford Short Maturity Fund, and The Hartford Tax-Free California Fund and The Hartford Tax-Free New York Fund:

         Net Asset Value            Annual Rate
         ---------------            -----------
         First $500 million         0.55%
         Over $500 million          0.50%

                                 The Hartford Mutual Funds, Inc.
                                          on behalf of:
                                 The Hartford Income Fund
                                 The Hartford Short Maturity Fund
                                 The Hartford Inflation Plus Fund
                                 The Hartford Tax-Free California Fund
                                 The Hartford Tax-Free New York Fund

                                 By:
                                    -----------------------------------------
                                          David M. Znamierowski
                                          President

                                 Hartford Investment Financial Services, LLC

                                 By:
                                    -----------------------------------------

                                 EXHIBIT d.(xx)

           Form of Amendment Number 2 to Investment Services Agreement

                              AMENDMENT NUMBER 2 TO
                          INVESTMENT SERVICES AGREEMENT

         Pursuant to the Investment Services Agreement between Hartford Investment Financial Services, LLC (formerly known as Hartford Investment Financial Services Company) and Hartford Investment Management Company dated as of March 3, 1997 (the "Agreement"), each of The Hartford Income Fund, The Hartford Short Maturity Fund, The Hartford Inflation Plus Fund, The Hartford Tax-Free California Fund and The Hartford Tax-Free New York Fund are hereby included in the Agreement as a Portfolio. All provisions of the Agreement shall apply to the management of The Hartford Income Fund, The Hartford Short Maturity Fund, The Hartford Inflation Plus Fund, The Hartford Tax-Free California Fund and The Hartford Tax-Free New York Fund.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the _____ day of _______, 2002.

                                  HARTFORD INVESTMENT FINANCIAL SERVICES, LLC.


                                  By:
                                     -------------------------------------------



                                  HARTFORD INVESTMENT MANAGEMENT COMPANY


                                  By:
                                     -------------------------------------------

                                  EXHIBIT e.(x)

         Form of Amendment Number 7 to Principal Underwriting Agreement

                              AMENDMENT NUMBER 7 TO
                        PRINCIPAL UNDERWRITING AGREEMENT

         Pursuant to the Principal Underwriting Agreement between Hartford Securities Distribution Company, Inc. and The Hartford Mutual Funds, Inc. (formerly known as ITT Hartford Mutual Funds, Inc.) dated July 22, 1996, as amended and as assigned to Hartford Investment Financial Services Company (now known as Hartford Investment Financial Services, LLC) on November 1, 1998 (the "Agreement"), The Hartford Income Fund, The Hartford Short Maturity Fund, The Hartford Inflation Plus Fund, The Hartford Tax-Free California Fund and The
Hartford Tax-Free New York Fund are hereby included as five new Funds. All provisions of the Agreement shall apply to The Hartford Income Fund, The Hartford Short Maturity Fund, The Hartford Inflation Plus Fund, The Hartford Tax-Free California Fund and The Hartford Tax-Free New York Fund.

          IN WITNESS WHEREOF, the parties have caused this amendment to be executed on the ______ day of _______, 2002.

                                 HARTFORD INVESTMENT FINANCIAL SERVICES, LLC

                                 By:
                                    --------------------------------------------


                                 THE HARTFORD MUTUAL FUNDS, INC.
                                 on behalf of:
                                 The Hartford Income Fund
                                 The Hartford Short Maturity Fund
                                 The Hartford Inflation Plus Fund
                                 The Hartford Tax-Free California Fund
                                 The Hartford Tax-Free New York Fund

                                 By:
                                    --------------------------------------------

                                 EXHIBIT g.(xix)

                 Form of Letter Amendment to Custodian Agreement

                         THE HARTFORD MUTUAL FUNDS, INC.


_______________, 2002


State Street Bank and Trust Company
801 Pennsylvania Avenue
Kansas City, MO 64105

Re:  The Hartford Mutual Funds, Inc.

Ladies and Gentlemen:

This is to advise you that The Hartford Mutual Funds, Inc. (the "Fund") has established five new series to be know as The Hartford Income Fund, The Hartford Short Maturity Fund, The Hartford Inflation Plus Fund, The Hartford Tax-Free California Fund and The Hartford Tax-Free New York Fund, respectively. In accordance with the Additional Funds provision of Section 17 of the Custodian Contract dated as of July 15, 1996, as amended, between the Fund (formerly known as ITT Hartford Mutual Funds, Inc.) and State Street Bank and Trust Company, the Fund hereby requests that your bank act as Custodian for the aforementioned series under the terms of the aforementioned contract.

Please indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one for your records.

                                 THE HARTFORD MUTUAL FUNDS, INC.
                                 on behalf of:
                                 The Hartford Income Fund
                                 The Hartford Short Maturity Fund
                                 The Hartford Inflation Plus Fund
                                 The Hartford Tax-Free California Fund
                                 The Hartford Tax-Free New York Fund

                                 By:
                                    --------------------------------------------


Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY


By:
   --------------------------------------------------


Effective Date: ___________________, 2002

                                 EXHIBIT h.(ii)

       Form of Amendment Number 1 to Transfer Agency and Service Agreement

                              AMENDMENT NUMBER 1 TO
                      TRANSFER AGENCY AND SERVICE AGREEMENT


Pursuant to the Transfer Agency and Service Agreement between The Hartford Mutual Funds, Inc. and Hartford Administrative Services Company dated November 1, 2001 (the "Agreement"), The Hartford Income Fund, The Hartford Short Maturity Fund, The Hartford Inflation Plus Fund, The Hartford Tax-Free California Fund and The Hartford Tax-Free New York Fund are hereby included as five new Funds. All provisions of the Agreement shall apply to The Hartford Income Fund, The Hartford Short Maturity Fund, The Hartford Inflation Plus Fund, The Hartford Tax-Free California Fund and The Hartford Tax-Free New York Fund.

          IN WITNESS WHEREOF, the parties have caused this amendment to be executed on the ______ day of _______, 2002.

                                 THE HARTFORD MUTUAL FUNDS, INC.
                                 on behalf of:
                                 The Hartford Income Fund
                                 The Hartford Short Maturity Fund
                                 The Hartford Inflation Plus Fund
                                 The Hartford Tax-Free California Fund
                                 The Hartford Tax-Free New York Fund

                                 By:
                                    --------------------------------------------


                                 HARTFORD INVESTMENT FINANCIAL SERVICES, LLC

                                 By:
                                    --------------------------------------------

                                   EXHIBIT q.

                                Power of Attorney

Hartford Advisers HLS Fund, Inc., Hartford Bond HLS Fund, Inc., Hartford Capital Appreciation HLS Fund, Inc., Hartford Dividend and Growth HLS Fund, Inc., Hartford Global Advisers HLS Fund, Inc., Hartford Index HLS Fund, Inc., Hartford International Opportunities HLS Fund, Inc., Hartford MidCap HLS Fund, Inc., Hartford Mortgage Securities HLS Fund, Inc., Hartford Series Fund, Inc., Hartford Small Company HLS Fund, Inc., Hartford Stock HLS Fund, Inc., Hartford Money Market HLS Fund, Inc., The Hartford Mutual Funds, Inc. and The Hartford Income Shares Fund, Inc.

                                POWER OF ATTORNEY

                  Winifred E. Coleman              Phillip O. Peterson
                  Tamara L. Fagely                 Millard H. Pryor, Jr.
                  Robert M. Gavin, Jr.             Lowndes A. Smith
                  Duane E. Hill                    John K. Springer
                  George R. Jay                    David M. Znamierowski
                  Thomas M. Marra


do hereby jointly and severally authorize Kevin J. Carr, Daniel E. Burton or Katherine Vines Trumbull, to sign as their agent any Securities Act of 1933 and/or Investment Company Act of 1940 Registration Statement, pre-effective amendment or post-effective amendment and any Application for Exemption Relief or other filings with the Securities and Exchange Commission relating to each of the above-referenced investment companies.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney for the purpose herein set forth.


 /s/ Winifred E. Coleman                             Dated    August 1, 2002
------------------------------------                      ----------------------
Winifred E. Coleman


/s/ Tamara L. Fagely                                 Dated    August 1, 2002
------------------------------------                      ----------------------
Tamara L. Fagely


/s/ Robert M. Gavin, Jr.                             Dated    August 1, 2002
------------------------------------                      ----------------------
Robert M. Gavin, Jr.


 /s/ Duane E. Hill                                   Dated    August 1, 2002
------------------------------------                      ----------------------
Duane E. Hill


 /s/ George R. Jay                                   Dated    August 1, 2002
------------------------------------                     ----------------------
George R. Jay


 /s/ Thomas M. Marra                                 Dated    August 1, 2002
------------------------------------                      ----------------------
Thomas M. Marra


/s/ Phillip O. Peterson                              Dated    August 1, 2002
------------------------------------                      ----------------------
Phillip O. Peterson


 /s/ Millard H. Pryor, Jr.                           Dated    August 1, 2002
------------------------------------                      ----------------------
Millard H. Pryor, Jr.


 /s/ Lowndes A. Smith                                Dated    August 1, 2002
------------------------------------                      ----------------------
Lowndes A. Smith


 /s/ John K. Springer                                Dated    August 1, 2002
------------------------------------                      ----------------------
John K. Springer


 /s/ David M. Znamierowski                           Dated    August 1, 2002
------------------------------------                      ----------------------
David M. Znamierowski